THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, AS THE SUBSCRIPTION AGENT

First National Corporation

STRASBURG, VIRGINIA

SUBSCRIPTION RIGHTS CERTIFICATE NO.

NUMBER OF RIGHTS

Incorporated under the laws of the Commonwealth of Virginia

SUBSCRIPTION RIGHTS CERTIFICATE

SUBSCRIPTION PRICE:
$4.00 PER FULL SHARE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

VOID IF NOT EXERCISED BEFORE THE EXPIRATION TIME
(AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
(CRANFORD, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one (1) share common stock, $1.25 par value per share, First National Corporation, a Virginia corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of the certificate including in this mailing. The non-transferable Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the Commonwealth of Virginia.

Dated:

SECRETARY

FIRST NATIONAL CORPORATION
CORPORATE
SEAL
VIRGINIA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By First Class Mail:	By Hand or Overnight Courier (Until 5:00 p.m. Eastern Time on the expiration date of the rights offering):
Registrar and Transfer Company P.O. Box 645 Cranford, NJ 07016 Attn: Reorg/Exchange Dept.	Registrar and Transfer Company ATTN: Reorg/Exchange Dept. 10 Commerce Drive Cranford, NJ 07016

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

SECTION 1

Basic Subscription Rights

I exercise:

________ (no. of whole rights) rights x $4.00 (Subscription Price) = ________ (amount enclosed)

The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for common shares as indicated below, on the terms and subject to the conditions specified in this Prospectus.

Over-Subscription Privilege

If you have exercised all of your Basic Subscription Rights and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege.

I apply for:

________ (no. of over-subscription enclosed) x $4.00 (Subscription Price) = $ ________ (additional amount shares applied for)

Total Amount Enclosed: $ ________ (sum of Basic Plus Over-Subscription amounts)

☐ An uncertified check drawn on a U.S. bank payable to "Registrar and Transfer Company," as Subscription Agent.

☐ Certified check drawn upon First National Corporation's wholly-owned subsidiary First Bank.

☐ Wire transfer directly to the segregated account maintained by Registrar and Transfer Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise its legal remedies against me.

____
Signature(s) of Subscriber(s)

________ Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Rights Certificate.

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name(s): ________________

Capacity (Full Title): ________________

Taxpayer ID # or Social Security #: ________________

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS.

If this Section 2 is left blank, shares will be issued to you as record holder of the Subscription Rights and delivered to your registered address.

(a) To be completed ONLY if the certificate representing the Common Shares is to be issued in a name other than that of the registered holder. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

____
(Please Print Name)

____
(Print Full Address)

____
(Taxpayer ID # or Social Security #)

(b) To be completed ONLY if the certificate representing the Common Shares is to be sent to an address other than that shown on the front of this Subscription Rights Certificate. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

____
(Please Print Name)

____
(Print Full Address)

____
(Taxpayer ID # or Social Security #)

GUARANTEE OF SIGNATURE(S):

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange or (c) a credit union.

____
(Name of Bank or Firm)

By: ________________
(Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM